                       [LETTERHEAD OF GREENBERG TRAURIG]


                                                              April 3, 1997

AmeriPath, Inc.
7289 Garden Road, Suite 200
Riviera Beach, FL 33404

         Re:      PUBLIC OFFERING OF COMMON STOCK

Gentlemen:

          We have acted as special counsel to AmeriPath, Inc., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (File No. 333-17065, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by the Company of 4,000,000 shares of the Company's Common Stock, par value $.01 per share (collectively, the "Shares").

         In connection with our rendering of this opinion, we have examined and relied upon the original or a copy, certified to our satisfaction, of: (i) the Amended and Restated Certificate of Incorporation (the "Amended Certificate") and the Amended and Restated Bylaws of the Company (the "Amended Bylaws"); (ii) resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Shares and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions contained herein.

         We are of the opinion that the Shares, when issued and delivered in accordance with the Company's Amended and Restated Certificate of Incorporation and the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be duly and validly authorized and issued and will be fully paid and nonassessable.

         The opinion expressed above is based upon and subject to our assumption that the Amended Certificate, which has been approved by the Company's Board of Directors and Stockholders prior to the date hereof, has been filed with and accepted by the Secretary of State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Business - Government Regulation" and "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                                Sincerely,



                                                GREENBERG, TRAURIG, HOFFMAN,
                                                LIPOFF, ROSEN & QUENTEL, P.A.